                     MARSHALL & ILSLEY CORPORATION                 EXHIBIT 11
                  CALCULATION OF EARNINGS PER SHARE
                    ($000's except per share data)

                                               Three Months Ended September 30,
                                               --------------------------------
PRIMARY                                            1995               1994
-------                                        -------------      -------------
Earnings:
  Income before extraordinary items                 $48,579            $44,892
  Extraordinary items                                    -               1,123
                                               -------------      -------------
  Net income                                        $48,579            $46,015
                                               =============      =============
Shares:
  Weighted average number of common shares
    outstanding                                      94,123             94,923
  Additional shares relating to:
    Convertible preferred stock                       3,833              3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                          1,362              1,436
                                               -------------      -------------
Total average primary shares outstanding             99,318            100,192
                                               =============      =============

PRIMARY EARNINGS (LOSS) PER SHARE:
  Income before extraordinary items                   $0.49              $0.45
  Extraordinary items                                    -                0.01
                                               -------------      -------------
  Net income                                          $0.49              $0.46
                                               =============      =============
FULLY DILUTED
-------------
Earnings:
  Income before extraordinary items                 $48,579            $44,892
  Add: Interest on convertible notes,
    net of income tax effect                            465                465
                                               -------------      -------------
  Earnings before extraordinary items,
    as adjusted                                      49,044             45,357
  Extraordinary items                                    -               1,123
                                               -------------      -------------
    Total earnings as adjusted                      $49,044            $46,480
                                               =============      =============
Shares:
  Weighted average number of common shares
    outstanding                                      94,123             94,923
  Additional shares relating to:
    Convertible preferred stock                       3,833              3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                          1,446              1,436
    Assumed conversion of convertible notes           3,844              3,845
                                               -------------      -------------
Total average fully diluted shares outstanding      103,246            104,037
                                               =============      =============


FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Income before extraordinary items                   $0.48              $0.44
  Extraordinary items                                     -               0.01
                                               -------------      -------------
                                                      $0.48              $0.45
                                               =============      =============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.

                     MARSHALL & ILSLEY CORPORATION                 EXHIBIT 11
                  CALCULATION OF EARNINGS PER SHARE
                    ($000's except per share data)

                                               Nine Months Ended September 30,
                                               --------------------------------
PRIMARY                                            1995               1994
-------                                        -------------      -------------
Earnings:
  Income before extraordinary items                $140,951            $46,344
  Extraordinary items                                    -               1,123
                                               -------------      -------------
  Net income                                       $140,951            $47,467
                                               =============      =============
Shares:
  Weighted average number of common shares
    outstanding                                      93,686             95,485
  Additional shares relating to:
    Convertible preferred stock                       3,833              2,847
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                          1,191              1,539
                                               -------------      -------------
Total average primary shares outstanding             98,710             99,871
                                               =============      =============

PRIMARY EARNINGS PER SHARE:
  Income before extraordinary items                   $1.43              $0.46
  Extraordinary items                                     -               0.01
                                               -------------      -------------
  Net income                                          $1.43              $0.47
                                               =============      =============
FULLY DILUTED
-------------
Earnings:
  Income before extraordinary items                $140,951            $46,344
  Add: Interest on convertible notes,
    net of income tax effect                          1,394              1,582
                                               -------------      -------------
  Earnings before extraordinary items,
    as adjusted                                     142,345             47,926
  Extraordinary items                                     -              1,123
                                               -------------      -------------
  Net income                                       $142,345            $49,049
                                               =============      =============
Shares:
  Weighted average number of common shares
    outstanding                                      93,686             95,485
  Additional shares relating to:
    Convertible preferred stock                       3,833              2,847
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                          1,543              1,559
    Assumed conversion of convertible notes           3,844              4,830
                                               -------------      -------------
Total average fully diluted shares outstanding      102,906            104,721
                                               =============      =============

FULLY DILUTED EARNINGS PER SHARE:
  Income before extraordinary items                   $1.38              $0.46
  Extraordinary items                                     -               0.01
                                               -------------      -------------
  Net income                                          $1.38              $0.47
                                               =============      =============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.